Exhibit 10.16

LIKE-KIND EXCHANGE AGREEMENT

by and among

PBT SUB, INC.

as PBT Sub,

BLACKBEARD HOLDINGS, LLC

as Blackbeard,

and

BLACKBEARD OPERATING, LLC

as BBO,

dated as of [______________], 2026

EXHIBITS:

Exhibit A	NPI-Burdened Mineral Interests
Exhibit B-1	USLG ExCo Mineral Interests
Exhibit B-2	USLG ExCo Surface Rights
Exhibit C	Form of Waddell Ranch NPI Interest Conveyance
Exhibit D	Form of Retained Waddell Ranch Mineral Interest Conveyance
Exhibit E	Form of Oil and Gas Lease
Exhibit F	Form of Memorandum of Oil and Gas Lease
Exhibit G	Form of Assignment of Subject Securities

i

LIKE-KIND EXCHANGE AGREEMENT

This LIKE-KIND EXCHANGE AGREEMENT (this “Agreement”), is dated as of [_______________], 2026 (“Execution Date”), by and among PBT Sub, Inc., a Texas corporation (“PBT Sub”), Blackbeard Holdings, LLC, a Delaware limited liability company (“Blackbeard”), Blackbeard Operating, LLC, a Texas limited liability company (“BBO”), [Pirate Fee MineralCo, LLC], a Texas limited liability company (“Blackbeard ExCo”), [Blackbeard RetainCo, LLC], a Texas limited liability company (“Blackbeard RetainCo”) and [USLG ExchangeCo, LLC], a Texas limited liability company (“USLG ExCo”). Each of PBT Sub, Blackbeard, BBO, Blackbeard ExCo, Blackbeard RetainCo and USLG ExCo are sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, PBT Sub holds those certain real property interests constituting net overriding royalty interests that are defined and described herein as the “Waddell Ranch NPI Interest”;

WHEREAS, Blackbeard ExCo holds those certain fee mineral interests that are defined and described herein as the “NPI-Burdened Mineral Interests”, which NPI-Burdened Mineral Interests are burdened by the net overriding royalty interests constituting the Waddell Ranch NPI Interest;

WHEREAS, USLG ExCo holds certain fee mineral interests, overriding royalties and other assets that are defined and described herein as the “USLG ExCo Real Property Interests”;

WHEREAS, no later than one Business Day prior to the date of the Closing, (a) first, Blackbeard caused USLG Legacy to distribute 100% of the issued and outstanding Equity Securities (as defined in the Combination Agreement) of USLG ExCo (the “USLG ExCo Securities”) to Blackbeard and (b) second, immediately thereafter Blackbeard contributed the USLG ExCo Securities to BBO;

WHEREAS, at Closing, (i) PBT Sub desires to transfer, assign, convey and exchange to Blackbeard ExCo, and Blackbeard ExCo desires to acquire from PBT Sub, the Waddell Ranch NPI Interest and all of its rights, causes of action, and other interests relating to the Waddell Ranch NPI Interest and, and all of the obligations and liabilities, known or unknown, arising out of or relating to the ownership, use and operation of the Waddell Ranch NPI Interest and, regardless of when such obligations or liabilities arise or are incurred (such transfer, the “PBT Sub Transfer”), which will result in a merger under Texas real property law of the Waddell Ranch NPI Interest and the NPI-Burdened Mineral Interests, which merged interests will be unburdened (such unburdened merged interests and assets, the “Waddell Ranch Mineral Interests”); (ii) immediately after the PBT Sub Transfer, Blackbeard ExCo desires to transfer, assign and convey to [Blackbeard RetainCo, LLC, a Texas limited liability company] (“Blackbeard RetainCo”) a twenty five percent (25%) Undivided Interest in Blackbeard ExCo’s right, title and interest in and to the Waddell Ranch Mineral Interests (such Undivided Interest in the Waddell Ranch Mineral Interests, the “Retained Waddell Ranch Mineral Interests” and the seventy five percent (75%) Undivided Interest in Blackbeard ExCo’s right, title and interest in and to the Waddell Ranch Mineral Interests retained by Blackbeard ExCo, the “Exchanged Waddell Ranch Mineral Interests” and such transactions, the “Waddell Ranch Mineral Interest Restructuring”); (iii) immediately after the conveyance of the Retained Waddell Ranch Mineral Interests to Blackbeard RetainCo, Blackbeard ExCo desires to execute and deliver an oil and gas lease in the form attached hereto as Exhibit E (the “Oil and Gas Lease”) burdening the Exchanged Waddell Ranch Mineral Interests in favor of BBO; and (iv) immediately after the execution and delivery of the Oil and Gas Lease by Blackbeard ExCo, Blackbeard desires to cause BBO to transfer, assign and convey to PBT Sub, and PBT Sub desires to acquire, (a) 100% of the issued and outstanding Equity Securities of Blackbeard ExCo (the “Blackbeard ExCo Securities” and, together with the USLG ExCo Securities, the “Subject Securities”) and (b) all of the USLG ExCo Securities, in each case, free and clear of all Liens (other than any Permitted Securities Liens), in order to effect the indirect acquisition by PBT Sub of the Exchanged Waddell Ranch Mineral Interests (burdened by the Oil and Gas Lease) and the USLG ExCo Real Property Interests and certain other assets (such transfers, taken together, the “BBO Transfer”);

WHEREAS, (i) Blackbeard is classified as partnership for U.S. federal income tax purposes; (ii) BBO is a wholly owned subsidiary of Blackbeard and is classified as an entity disregarded as separate from Blackbeard for U.S. federal income tax purposes, (iii) Blackbeard ExCo is a wholly owned subsidiary of BBO and is classified as an entity disregarded as separate from Blackbeard for U.S. federal income tax purposes; (iv) Blackbeard RetainCo is a wholly owned subsidiary of BBO and is classified as an entity disregarded as separate from Blackbeard for U.S. federal income tax purposes; (v) USLG ExCo is a wholly owned subsidiary of BBO and is classified as an entity disregarded as separate from Blackbeard for U.S. federal income tax purposes; and (vi) PBT Sub is classified as an association taxable as a corporation for U.S. federal income tax purposes;

WHEREAS, for U.S. federal income tax purposes, the BBO Transfer will be treated as the acquisition by PBT Sub of all of the assets of each of Blackbeard ExCo and USLG ExCo (each in their capacities entities disregarded as separate from Blackbeard for U.S. federal income tax purposes); and

WHEREAS, the Parties intend that the PBT Sub Transfer and the BBO Transfer, taken together, be treated as an exchange of real properties by and between PBT Sub and Blackbeard qualifying as a like-kind exchange transaction pursuant to Section 1031 of the Code and the applicable Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”) [; and

WHEREAS, the final settlement payment owed to PBT (as defined in the Combination Agreement) pursuant to that certain Settlement Agreement and Release, dated as of August 19, 2025, by and between the Trustee (as defined in the Combination Agreement) and BBO, as amended, was made prior to the Execution Date].

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1
DEFINITIONS

Section 1.1 Certain Definitions. As used herein:

“Affiliate” shall have the meaning ascribed to such term in the Combination Agreement.

“Agreement” is defined in the introductory paragraph hereof.

“BBO” is defined in the introductory paragraph hereof.

“Blackbeard” is defined in the introductory paragraph hereof.

“Blackbeard ExCo” is defined in the introductory paragraph hereof.

“Blackbeard ExCo Securities” is defined in the introductory recitals hereto.

“Blackbeard RetainCo” is defined in the introductory paragraph hereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Fort Worth, Texas are authorized or required by applicable Law to be closed.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combination Agreement” means that certain Combination Agreement dated as of July 28, 2026 by and among PBT Land and Minerals, Inc., PBT Sub, PBT Land and Minerals OpCo, LLC, Blackbeard, Blackbeard Security Holdings, LLC and Greybeard Energy, LLC, as such may be amended from time-to-time.

“Dispute” is defined in Section 5.8(a).

“Electronic Delivery” is defined in Section 5.14.

“Exchanged Waddell Ranch Mineral Interests” is defined in the introductory recitals hereto.

“Execution Date” is defined in the introductory paragraph hereof.

“Governmental Entity” means any transnational, domestic or foreign federal, state, provincial, or local governmental, regulatory or administrative authority (including self-regulatory, self-policing, or self-reporting industry groups or authorities), mediator, arbitrator, arbitral body, department, commission, court, tribunal, agency or official, including any political subdivision thereof.

“Hydrocarbons” means oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), including all crude oils, condensates and natural gas liquids at atmospheric pressure and all gaseous hydrocarbons (including wet gas, dry gas and residue gas) or any combination thereof, and any minerals produced in association therewith.

“Intended Tax Treatment” is defined in the introductory recitals hereto.

“Laws” means, with respect to any Person, any transnational, domestic, or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, judgment, injunction, decree, ruling or similar requirement enacted, adopted, or promulgated by a Governmental Entity that is binding upon such Person or its properties, as amended unless expressly specified otherwise.

“Liens” shall have the meaning ascribed to such term in the Combination Agreement.

“NPI-Burdened Mineral Interests” means all of Blackbeard ExCo’s right, title and interest in and to all Hydrocarbon and mineral interests to the extent set forth on Exhibit A, together with all rights (including rights of set-off, recoupment, and recovery), claims, counterclaims and causes of action (including any audit rights and any indemnity, bond, insurance or condemnation awards) arising from acts, omissions or events or damage to or destruction of property, unpaid awards, other rights against Third Parties and claims for adjustments and refunds, in each case to the extent attributable to any such Hydrocarbon and mineral interests.

“Non-Recourse Person” means, excluding any Parties or any Persons only to the extent party to any Transaction Documents, any past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, Representative, Affiliate or financing source (including, (i) SoftVest Advisors, LLC and any investment fund managed by SoftVest Advisors, LLC, and (ii) NGP Energy Capital Management, LLC and any investment fund managed by NGP Energy Capital Management, LLC, together with, in each case of clauses (i) and (ii), any of the foregoing Persons’ respective past, present, or future directors, managers, officers, employees, incorporators, members, partners, stockholders, agents, attorneys, representatives, Affiliates).

“Oil and Gas Lease” is defined in the introductory recitals hereto.

“Party” or “Parties” is defined in the introductory paragraph hereof.

“PBT Sub” is defined in the introductory paragraph hereof.

“Permitted Securities Liens” shall have the meaning ascribed to “Permitted Securities Lien” in the Combination Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Representative” means with respect to any Person, such Person’s directors, managers, officers, employees, attorneys, accountants, consultants, agents, counsel, advisors, auditors and other representatives.

“Retained Waddell Ranch Mineral Interests” is defined in the introductory recitals hereto.

“Retained Waddell Ranch Mineral Interests Conveyance” is defined in Section 3.2(b).

“Settlement Agreement Satisfaction” means the satisfaction, discharge, termination or expiration of that certain Settlement Agreement and Release, dated as of August 19, 2025, by and between the Trustee (as defined in the Combination Agreement) and BBO, as amended.

“Subject Securities” is defined in the introductory recitals hereto.

“Subject Securities Assignment” is defined in Section 3.2(d).

“Subsidiary” shall have the meaning ascribed to such term in the Combination Agreement.

“Tax Returns” shall have the meaning ascribed to such term in the Combination Agreement.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate (as defined in the Combination Agreement) or Related Party (as defined in the Combination Agreement) of a Party to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transaction Documents” means this Agreement, the Waddell Ranch NPI Interest Conveyance, the Retained Waddell Ranch Mineral Interests Conveyance, the Subject Securities Assignment, the Oil and Gas Lease and any other written agreements, documents and certificates to be executed and delivered by or on behalf of the Parties pursuant to, or in connection with, this Agreement.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Undivided Interest” means the specified percentage undivided interest (on an eight-eighth’s basis) in and to the applicable properties and assets (whether tangible or intangible, real or personal).

“USLG ExCo” is defined in the introductory paragraph hereof.

“USLG ExCo Real Property Interests” means all of USLG ExCo’s right, title and interest in and to the following: (a) all Hydrocarbon mineral interests, fee mineral interests, executive rights, reversionary interests, non-participating royalty interests, net profit interests, overriding royalty interests, production payments, and any other mineral, royalty or similar interests in or payable out of production of Hydrocarbons from or allocated to any of the foregoing interests, in each case, to the extent set forth on Exhibit B-1, together with all pooled, communitized, or unitized interests to the extent attributable to or allocated to all or part of any such interests (collectively, the “USLG ExCo Mineral Interests”); and (b) all surface fee interests and other rights to use the surface, in each case, to the extent set forth on Exhibit B-2 (the “USLG ExCo Surface Rights” and, together with the USLG ExCo Mineral Interests, the “USLG ExCo Real Property Interests”).

“USLG ExCo Securities” is defined in the introductory recitals hereto.

“USLG Legacy” means US Land Guild, LLC, a Texas limited liability company.

“Waddell Ranch Mineral Interests” is defined in the introductory recitals hereto.

“Waddell Ranch NPI Interest” means all of PBT Sub’s right, title and interest in and to the lands and interests (including the net overriding royalty interests) described in that certain Net Overriding Royalty Conveyance (Permian Basin Royalty Trust — Waddell Ranch) dated effective as of November 1, 1980 from Southland Royalty Company (now Burlington Resources Oil & Gas Company LP) to The First National Bank of Fort Worth, as Trustee, for the benefit of PBT, and filed of record in the Crane County, Texas Deed Records under Volume 274, Page 639.

“Waddell Ranch NPI Interest Conveyance” is defined in Section 3.2(a).

Article 2
LIKE KIND EXCHANGE

Section 2.1 Exchange Transactions. On the terms and conditions contained in this Agreement, for certain good and valuable consideration, at Closing, the Parties agree to effectuate the transactions described in the introductory recitals hereto via the following:

(a) PBT Sub agrees to effectuate the PBT Sub Transfer, and Blackbeard ExCo agrees to accept such PBT Sub Transfer;

(b) immediately thereafter, the relevant Parties hereto agree to effectuate the transactions constituting the Waddell Ranch Mineral Interest Restructuring;

(c) immediately thereafter, Blackbeard ExCo agrees to execute and deliver the Oil and Gas Lease in favor of BBO, and BBO agrees to accept such Oil and Gas Lease; and

(d) immediately thereafter, BBO agrees effectuate the BBO Transfer, and PBT Sub agrees to accept such BBO Transfer.

Article 3
CLOSING

Section 3.1 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at Blackbeard’s offices located at 1751 River Run, Suite 405, Fort Worth, TX 76107 at 9:00 a.m., Central Standard Time, on the Execution Date. The date on which the Closing occurs is referred to herein as the “Closing Date.” All actions to be taken and all documents and instruments to be executed and delivered at each Closing shall be deemed to have been taken, executed and delivered at Closing in the order and sequence as set forth in Section 3.2.

Section 3.2 Obligations of the Parties at Closing. At Closing (unless otherwise specified in this Section 3.2), upon the terms and subject to the conditions of this Agreement, and subject to the performance by the other Parties of their obligations pursuant to this Section 3.2, each Party shall deliver or cause to be delivered to the other Parties in connection with Closing, among other things, the following:

(a) first, a deed, conveyance and assignment of the Waddell Ranch NPI Interest, and all of the obligations and liabilities, known or unknown, arising out of or relating to the ownership, use and operation of the Waddell Ranch NPI Interest, regardless of when such obligations or liabilities arise or are incurred, duly executed by PBT Sub and Blackbeard ExCo in the form of Exhibit C attached hereto (the “Waddell Ranch NPI Interest Conveyance”) in sufficient duplicate originals to allow the Waddell Ranch NPI Interest Conveyance to be recorded in all appropriate jurisdictions and offices, as applicable;

(b) second, a deed, conveyance and assignment of the Retained Waddell Ranch Mineral Interests, duly executed by Blackbeard ExCo and Blackbeard RetainCo in the form of Exhibit D attached hereto (the “Retained Waddell Ranch Mineral Interests Conveyance”), in sufficient duplicate originals to allow the Retained Waddell Ranch Mineral Interests Conveyance to be recorded in all appropriate jurisdictions and offices, as applicable;

(c) third, (i) an Oil and Gas Lease, duly executed by Blackbeard ExCo and BBO in the form of Exhibit E attached hereto and (ii) a Memorandum of Oil and Gas Lease, duly executed by Blackbeard ExCo and BBO in the form of Exhibit F attached hereto, in sufficient duplicate originals to allow the Memorandum of Oil and Gas Lease to be recorded in all appropriate jurisdictions and offices, as applicable;

(d) fourth, an assignment of the Subject Securities, free and clear of all Liens (other than any Permitted Securities Liens), duly executed by BBO and PBT Sub in the form of Exhibit G attached hereto (the “Subject Securities Assignment”); and

(e) thereafter, all other documents and instruments reasonably requested by any Party that are necessary to effectuate the transactions contemplated by this Agreement.

Article 4
TAX MATTERS

Section 4.1 Matters Related to the Intended Tax Treatment

(a) Each Party shall (and shall cause its Subsidiaries and Affiliates to) (i) report and file their applicable Tax Returns in a manner consistent with the Intended Tax Treatment, (ii) promptly notify the other Parties if such Party becomes aware after the date hereof of any audit, litigation, or other proceeding with respect to the Transactions, and (iii) except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, not take any position inconsistent with the Intended Tax Treatment for U.S. federal (and applicable state and local) income tax purposes (whether in audits, Tax Returns or otherwise).

(b) The Parties shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to the Transactions. Such cooperation shall include the retention and (upon any other Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to tax matters pertinent to the Transactions relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Entity.

Article 5
MISCELLANEOUS

Section 5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall, in the case of each of (x) and (y), be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to the PBT Sub, to:

c/o SoftVest Advisors, LLC
400 Pine Street, Suite 1010
Abilene, TX 79601
Attention: Eric L. Oliver
E-mail: eric@softvest.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue
New York, NY 10166
Attention: Eduardo Gallardo; Jon Kubek; Dmitriy Molchanov
E-mail: eduardogallardo@paulhastings.com
jonkubek@paulhastings.com
dmitriymolchanov@paulhastings.com

(ii)	if to Blackbeard or BBO, to:

_____________________________
_____________________________
Attention: _____________________
E-mail:________________________

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention: Douglas E. McWilliams, Thomas G. Zentner, Bryan E.
Loocke, Sang Hun Lee
Email: dmcwilliams@velaw.com, tzentner@velaw.com,
bloocke@velaw.com, slee@velaw.com

Section 5.2 Interpretation.

(a) When a reference is made in this Agreement to a Section, Article, Exhibit, Annex or Schedule, such reference shall be to a Section, Article, Exhibit, Annex or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the Execution Date. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning ascribed thereto in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. Any reference to “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to “days” in this Agreement means calendar days unless Business Days are expressly specified.

(b) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other Law include any successor to such section (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date); and (iv) when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day, or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 5.3 Entire Agreement. This Agreement (including the Exhibits hereto), the Disclosure Schedules, the Confidentiality Agreement, the Combination Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 5.4 Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the Parties and their respective successors and permitted assigns any rights or remedies hereunder, except with respect to Section 5.16 which shall inure to the benefit of the Persons benefiting therefrom who are intended third party beneficiaries thereof.

Section 5.5 Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties at the time of the amendment.

Section 5.6 Extension of Time; Waiver. At any time prior to the Closing, Blackbeard and BBO, on the one hand, and the PBT Sub, on the other hand, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of any of the other parties, or (b) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.7 Governing Law. This Agreement and the legal relations between the Parties in connection with the Transactions shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction.

Section 5.8 Venue.

(a) Any dispute, controversy, matter or claim between the Parties arising out of or relating to this Agreement or the Transactions (each, subject to such exceptions, a “Dispute”), that cannot be resolved between the Parties, will be instituted exclusively in the Business Courts of the State of Texas in and for Dallas, Texas or the United States District Court located in Dallas, Texas, and each Party hereby irrevocably consents to the exclusive jurisdiction in connection with any Dispute or Action arising out of this Agreement or any of the Transactions. All Disputes between the Parties relating to this Agreement and the Transactions shall have exclusive jurisdiction and venue only in the Business Courts of the State of Texas in and for Dallas, Texas or the United States District Court located in Dallas, Texas. Each Party irrevocably waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any Action in the foregoing courts. Each Party agrees that any and all process directed to it in any such Action may be served upon it outside of the State of Texas in and for Dallas County United States District Court or the Business Courts of the State of Texas in and for Dallas, Texas with the same force and effect as if such service had been made within the State of Texas in and for Dallas County or the United States District Court or the Business Courts of the State of Texas in and for Dallas, Texas.

(b) To the extent that any Party or any of its Affiliates has acquired, or hereafter may acquire, immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 5.8(a). Further, each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any Action in the foregoing courts. Each Party agrees that any and all process directed to it in any such Action may be served upon it outside of the State of Texas in and for Dallas, Texas or the United States District Court located in Dallas, Texas with the same force and effect as if such service had been made within the State of Texas in and for Dallas, Texas or the United States District Court located in Dallas, Texas.

(c) The Parties agree that a dispute under this Agreement may raise issues that are common with one or more of the other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected with issues raised in a related dispute, controversy or claim between or among the Parties and their Affiliates. Accordingly, any Party to a new Dispute under this Agreement may elect in writing within fifteen (15) days after the initiation of a new Dispute to refer such new Dispute for resolution by the applicable court together with any existing Dispute arising under this Agreement, other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected. If the applicable court does not determine to consolidate such new Dispute with the existing Dispute within thirty (30) days of receipt of written request, then the new Dispute shall not be consolidated, and the resolution of the new Dispute shall proceed separately.

Section 5.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the PBT Sub, on the one hand, and Blackbeard, on the other hand, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 5.10 Specific Performance. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. Accordingly, each of the Parties acknowledges and agrees that, (i) at any time prior to the valid termination of this Agreement, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts chosen under Section 5.8, this being in addition to any other remedy to which such Party is entitled at law or in equity, and (ii) the right of specific performance is an integral part of the Transactions and without that right, no Party would have entered into this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity, and (b) any requirement under any law to provide any bond or to post any security as a prerequisite to obtaining equitable relief. The right to specific enforcement hereunder shall include the right of (1) PBT Sub, on behalf of itself and any third party beneficiaries to this Agreement, to cause Blackbeard and BBO to cause the Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement and (2) each of Blackbeard and BBO, on behalf of themselves and any third party beneficiaries to this Agreement, to cause PBT Sub to cause the Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement.

Section 5.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 5.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 5.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.13.

Section 5.14 Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, ..gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.15 No Presumption Against Drafting Party. Each of the Parties acknowledges and agrees that each Party has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.16 Non-Recourse. Each Party agrees, on behalf of itself and its respective Affiliates, that all actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (i) this Agreement, the other Transaction Documents or the Transactions, (ii) the negotiation, execution or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), (iii) any breach or violation of this Agreement or the other Transaction Documents, and (iv) any failure of the Transactions to be consummated, in each case, may be made only against (and are those solely of) the Parties or other Persons that are expressly identified as parties to this Agreement or the other Transaction Documents. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges, on behalf of itself and their respective Affiliates, that no recourse under this Agreement or the other Transaction Documents or in connection with any of the Transactions shall be had against any Non-Recourse Person, and no Non-Recourse Person, shall have any liabilities or obligations (whether in Contract or in tort, in law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (i) through (iv), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (i) through (iv). No Non-Recourse Person shall be responsible or liable for any damages which may be alleged as a result of this Agreement, any other Transaction Document or the Transactions (or the termination or abandonment thereof). Notwithstanding anything to the contrary set forth in this Section 5.16, it is expressly understood and agreed that none of the foregoing shall limit, impair or otherwise affect the rights, liabilities or obligations of any Person arising out of or relating to the Confidentiality Agreement or the Support Agreement (as defined in the Combination Agreement) to the extent such Person is expressly party thereto.

Section 5.17 Disclaimers; No Other Representations or Warranties.

(a) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THE COMBINATION AGREEMENT AND IN THE OTHER TRANSACTION DOCUMENTS AND THE CERTIFICATES OF EACH PARTY TO BE DELIVERED THEREUNDER, (I) NO PARTY OR PERSON MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, AND EACH PARTY WAIVES AND REPRESENTS AND WARRANTS THAT SUCH PARTY HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN THIS AGREEMENT OR ANY OTHER INSTRUMENT, AGREEMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS, INCLUDING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (A) ANY PERSON, (B) TITLE TO ANY OF ASSETS OR THE EXISTENCE OR NON-EXISTENCE OF ANY TITLE DEFECTS OR OTHER ENCUMBRANCES OR BURDENS ON ANY ASSETS, (C) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS OR RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO ANY ASSETS, (D) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM ANY ASSETS, (E) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (F) ANY ESTIMATES OF THE VALUE OF ANY ASSETS OR FUTURE REVENUES GENERATED BY ANY ASSETS, (G) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM ANY ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (H) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF ASSETS, (I) ANY BULK SALES LAWS OR SIMILAR LAWS AND/OR ANY OTHER RECORD, FILES, MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ANY PARTY OR THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (II) EACH PARTY FURTHER DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III, ARTICLE IV OR ARTICLE V OF THE COMBINATION AGREEMENT (EACH AS QUALIFIED BY THE DISCLOSURE SCHEDULES), IN THE OTHER TRANSACTION DOCUMENTS AND THE CERTIFICATES OF EACH PARTY TO BE DELIVERED AT EACH OF THE CLOSINGS, ANY AND ALL ASSETS ARE BEING ACCEPTED EACH OF THE PARTIES AND THEIR RESPECTIVE AFFILIATES “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT EACH PARTY HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS SUCH PARTY DEEMS APPROPRIATE.

(b) Each Party acknowledges that (i) the Blackbeard Group Assets (as defined in the Combination Agreement), the Greybeard Assets (as defined in the Combination Agreement) and the PBT Interest (as defined in the Combination Agreement) have been used for exploration, development, production, gathering and transportation of oil and gas and other Hydrocarbons and there may be petroleum, produced water, wastes, asbestos-containing materials, scale, Naturally Occurring Radioactive Materials (NORM), Hazardous Substances or other substances or materials located in, on or under such assets or associated with such assets; (ii) the sites included in such assets may contain asbestos, NORM or other Hazardous Substances; (iii) wells, materials and equipment located on such assets may contain NORM, asbestos and other wastes or Hazardous Substances; (iv) NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils or sediment; and (v) special procedures may be required for the assessment, Remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from such assets. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OTHER THAN AS EXPRESSLY PROVIDED HEREIN OR THEREIN, INCLUDING IN ARTICLE III, ARTICLE IV AND ARTICLE V OF THE COMBINATION AGREEMENT (EACH AS QUALIFIED BY THE DISCLOSURE SCHEDULES) AND IN THE OTHER TRANSACTION DOCUMENTS AND THE CERTIFICATES OF EACH PARTY TO BE DELIVERED AT EACH OF THE CLOSINGS, NO PERSON MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, AND EACH PARTY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ENVIRONMENTAL DEFECT, ENVIRONMENTAL LIABILITY, RELEASE OF HAZARDOUS SUBSTANCES OR ANY OTHER ENVIRONMENTAL CONDITION, INCLUDING THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON ANY ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE SUCH ASSETS ARE LOCATED.

(c) EACH PARTY AGREES THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND THE REST OF THIS AGREEMENT IN BOLD, CAPITALIZED FONT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 5.18 Incorporation by Reference. Sections 10.3, 11.15, 11.17 and 11.18 of the Combination Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 5.19 Survival. The covenants and agreements of the Parties to be performed prior to the Closing contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive, and shall terminate and expire at, the Closing. The covenants and agreements of the Parties to be performed, in whole or in part, after the Closing that are contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for such shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by applicable Law.

Section 5.20 Further Assurances; Wrong Pockets.

(a) Following the Closing, each of the Parties shall, and shall cause their respective controlled Affiliates to, execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably requested by the other Parties for carrying out the purposes of this Agreement or any other Transaction Document.

(b) If, at any time after the Closing, (i) PBT Sub or any of its Affiliates receive, or become aware that PBT Sub or any of its Affiliates own or possess, any assets, rights, claims, properties, notices, monies, refunds, amounts, obligations or liabilities (or any rights to or interest in or to any of the foregoing) that are properly due, deliverable or owing to Blackbeard, BBO or any of their respective Affiliates, or (ii) Blackbeard, BBO, or any of their respective Affiliates receive, or become aware that the Blackbeard, BBO or any of their respective Affiliates own or possess, any assets, rights, claims, properties, notices, monies, refunds, amounts, obligations or liabilities (or any rights to or interest in or to any of the foregoing) that are properly due, deliverable or owing to the PBT Sub, Blackbeard ExCo, USLG ExCo or any of their respective Affiliates, (each, a “Wrong Pocket Asset”), then such Party, on behalf of itself or its applicable Affiliate, shall promptly notify the intended Party in writing and, if applicable, shall, and shall cause its respective applicable Affiliates to use reasonable best efforts to promptly remit or transfer, or cause to be remitted or transferred, for no consideration such assets, rights, claims, properties, notices, monies, refunds, amounts, obligations or liabilities (or any rights to or interest in or to any of the foregoing) to the intended party and/or any Person that such Party designates in writing, as applicable (and the relevant party shall cause the entitled party to accept assets, rights, claims, properties, notices, monies, refunds or amounts, obligations or liabilities, or any rights to or interest in or to any of the foregoing). Until such remittal or transfer of such Wrong Pocket Asset are effected, (x) the applicable Party shall, or shall cause its applicable Affiliate to, use reasonable best efforts to preserve the value of, and hold in trust for the use and benefit of, the intended party, such Wrong Pocket Asset, provide to the intended party all of the benefits arising from such Wrong Pocket Asset, and (y) the applicable party shall, or shall cause its applicable Affiliate to, use reasonable best efforts to assume the liabilities and obligations under the applicable Wrong Pocket Asset. To the extent that any transfer or remittal under Section 5.20(b) is required, but not permitted by applicable Law or an applicable Contract, the Parties shall use reasonable best efforts to obtain or structure an arrangement such that the applicable Party or its Affiliates shall receive such rights and benefits and/or bear the obligations and burdens, of such Wrong Pocket Asset.

(c) The Parties shall, and shall cause their respective Affiliates to, cooperate with each other in good faith in connection with their obligations under Section 5.20(b) and to facilitate the transition of collections as promptly as practicable after the Closing. The Parties acknowledge and agree there is no right of offset for any payments to be made pursuant to Section 5.20(b) and a Party may not withhold funds received from third parties which it is required to remit to the other party pursuant to Section 5.20(b) in the event there is a dispute regarding any other issue under any Transaction Document to which they are a party.

[Remainder of Page Intentionally Left Blank. Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

PBT SUB:

PBT SUB, INC.

Name:
By:
Title:

BLACKBEARD:

BLACKBEARD HOLDINGS, LLC

Name:
By:
Title:

BBO:

BLACKBEARD OPERATING, LLC

Name:
By:
Title:

[Signature Page to Like-Kind Exchange Agreement]